SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date                     Commission File
      of earliest event                          Number:
         reported):
       OCTOBER 14, 1999                         1-10210

                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       13-3486421
  (State or other jurisdiction of                  (IRS Employer Identification
           incorporation)                                      Number)

                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (202) 822-8981

          (Former name or former address, if changed since last report)

                                       NA
                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE
                                ----------------

Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, eGlobe, Inc. (the "Company") formerly Executive TeleCard, Ltd., hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on October 29, 1999 to file financial statements and pro forma financial information for the Company reflecting the acquisition of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services, Inc. and Vitacom, Inc. (collectively "Highpoint"). The three entities were majority owned subsidiaries of Highpoint Telecommunications Inc. ("HGP"), a publicly traded company on the Canadian Venture Exchange. On October 14, 1999 substantially all of the operating assets of Highpoint were transferred to iGlobe, Inc. ("iGlobe"), a newly formed subsidiary of HGP. Effective August 1, 1999, the Company assumed operational control of Highpoint and on October 14, 1999 the Company acquired all of the issued and outstanding common stock of iGlobe.

The Company has included a brief description of the Company's acquisition of iGlobe along with the pro forma information for the Company. The Company, acting through a newly formed subsidiary, acquired control of Oasis Reservations Services, Inc. ("ORS") on September 20, 1999. Connectsoft Communications Corporation and Connectsoft Holding Corp. ("Connectsoft") were acquired on June 17, 1999, by the Company's new subsidiary Vogo Networks, LLC ("Vogo"). Telekey, Inc and Travelers Services, Inc. ("Telekey") were acquired on February 12, 1999. UCI Tele Networks, Ltd. ("UCI") was acquired on December 31, 1998 and IDX International Inc. and Subsidiaries ("IDX") was acquired on December 2, 1998. The ORS acquisition was previously reported on Form 8-K/A filed December 6, 1999 and amended on December 10, 1999. The Connectsoft acquisition was previously reported on Form 8-K/A filed on August 31, 1999. The Telekey, UCI and IDX acquisitions were previously reported on Form 8-K/A filed on April 30, 1999. In June 1999, the stockholders approved the increase in the convertibility of the preferred stock issued to the IDX stockholders and in July 1999, the terms of the IDX purchase agreement were renegotiated. The effects of the above two transactions related to the IDX acquisition were previously reported on Form 8-K/A filed on August 31, 1999.

In September 1999, the Company obtained appraisals of the assets of IDX, UCI and Telekey and reclassified certain acquired goodwill to other identifiable assets. In August 1999, the Company issued 30 shares of Series K Cumulative Convertible Preferred Stock ("Series K Preferred") valued at $3.0 million in exchange for the one share of Series G Cumulative Convertible Preferred Stock ("Series G
Preferred") held by the Seller of Connectsoft. The effects of these two transactions were previously reported on Form 8-K/A filed on December 6, 1999.

                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

 ITEM 7.            FINANCIAL STATEMENTS AND EXHIBITS

 ITEM 7(A).         FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                    Filed herewith as part of this report are the following financial statements: Highpoint International Telecom, Inc. and Affiliates, (i) Report of Independent Certified Public Accountants, (ii) Combined Balance Sheet as of July 31, 1999, (iii) Combined Statement of Operations for the nine months ended July 31, 1999, (iv) Combined Statement of Stockholders and Affiliates' Equity for the nine months ended July 31, 1999, (v) Combined Statement of Cash Flows for the nine months ended July 31, 1999, and (vi) Notes to the Combined Financial Statements.

 ITEM 7(B).         PRO FORMA FINANCIAL INFORMATION

                    Filed herewith as part of this report are the Company's Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 1998 and for the nine months ended September 30, 1999 and the notes thereto. A pro forma condensed consolidated balance sheet is not included in this report as the Company assumed operational control of Highpoint effective August 1, 1999. As a result, Highpoint or iGlobe is included in the September 30, 1999 historical unaudited balance sheet of the Company as reported on Form 10-Q filed on November 16, 1999. The effect of the Company's stockholder approval of the increase in the IDX preferred stock conversion terms, the renegotiation of the terms of the original IDX purchase agreement, the reclassification of acquired goodwill to other identifiable assets, the exchange of Series K Preferred for the Series G Preferred and the acquisition of ORS are also included in the September 30, 1999 historical unaudited balance sheet.

 ITEM 7(C).         EXHIBITS

         2.1 Stock Purchase Agreement dated as of October 4, 1999 by and among eGlobe, Inc., iGlobe, Inc. and Highpoint Telecommunications, Inc. is incorporated by reference to the 8-K filed on October 29, 1999.

         4.1 Certificate of Designations, Rights, Preferences and Restrictions of 20% Series M Cumulative Convertible Preferred Stock is incorporated by reference to the 8-K filed on October 29, 1999.

        99.1 Press Release, dated October 6, 1999, regarding the Contribution Agreement and the transactions contemplated thereby is incorporated by reference to the 8-K filed on October 29, 1999.

         .

ITEM 7(B)



                                                                    eGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          The following unaudited pro forma condensed consolidated statements of operations give effect to the acquisitions by the Company of ORS, Connectsoft, Telekey, IDX and UCI, and the June 1999 stockholder approval of the increase of the number of shares of common stock issuable upon conversion of the preferred stock issued to the IDX stockholders and the terms of the IDX purchase agreement as renegotiated in July 1999, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of Series K Preferred for Series G Preferred, as previously described and reported on Forms 8-K/A filed on April 30, 1999, on August 31, 1999 and on December 6, 1999 as amended December 10, 1999. In addition, the iGlobe acquisition is included in the following unaudited pro forma condensed consolidated statements of operations. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein as well as pro forma adjustments as described in the Notes to Pro Forma Condensed Consolidated Financial Statements. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

          The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 includes the operating results of the Company, IDX, Telekey, Connectsoft, ORS and iGlobe assuming the acquisitions occurred January 1, 1998. Also, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiation of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the Series K Preferred Stock exchanged for Series G Preferred Stock were assumed to have occurred on January 1, 1998. The historical results of the Company include the results of IDX for the period from December 2, 1998, the effective date of the acquisition, to December 31, 1998. UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

          The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1999 assumes that the Telekey, Connectsoft, ORS, and iGlobe acquisitions and the subsequent increase in the IDX purchase price related to the increase in the convertibility of the preferred stock originally issued to the IDX stockholders, the renegotiation of the IDX purchase agreement, the reclassification of the acquired goodwill to other identifiable intangibles and the Series K Preferred Stock exchanged for Series G Preferred Stock occurred at the beginning of the periods presented. The historical results of operations of the Company for the nine months ended September 30, 1999 include the results of Telekey from February 1, 1999, the effective date of the acquisition, to September 30, 1999, the results of Connectsoft from June 1, 1999, the effective date of the acquisition, to September 30, 1999, the results of ORS from September 1, 1999, the effective date of acquisition, to September 30, 1999, and the results of iGlobe from August 1, 1999, the date the Company assumed operational control of Highpoint, to September 30, 1999.

                                                                    eGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisitions described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements of the Company and the historical financial statements of Highpoint International Telecom, Inc. and Affiliates, contained elsewhere herein. Historical financial statements of IDX and Telekey were previously filed in Form 8-K/A on April 30, 1999. Historical financial statements of Connectsoft were previously filed in Form 8-K/A on August 31, 1999. Historical financial statements of ORS were previously filed in Form 8-K/A on December 6, 1999 and amended on December 10, 1999.


ACQUISITION OF iGLOBE, INC.

Effective August 1, 1999, the Company assumed operational control of Highpoint which has created an infrastructure supplying Internet Protocol ("IP") services particularly voice over IP, throughout Latin America. In July 1999, the Company and HGP agreed that the Company would manage the business of Highpoint and would take responsibility for the ongoing financial condition of Highpoint from August 1, 1999, pursuant to a Transition Services and Management Agreement ("TSA"). Pursuant to this agreement, HGP advanced working capital through the closing date to Highpoint for which the Company has issued a note payable of $1.2 million. On October 14, 1999, HGP transferred substantially all of the operating assets and operations of Highpoint to iGlobe and on October 14, 1999 eGlobe acquired all of the issued and outstanding common stock of iGlobe. The purchase price consisted of (i) one share of 20% Series M Convertible Preferred Stock ("Series M Preferred") valued at $9.6 million, (ii) direct acquisition costs of approximately $0.3 million; and (iii) HGP was given a non-voting beneficial 20% interest of the equity interest subscribed or held by the Company in a yet-to-be-completed joint venture currently known as IP Solutions B.V.

The one share of Series M Preferred, par value $.001, has a liquidation value of $9.0 million and carries an annual cumulative dividend of 20% which will accrue and be payable annually or at conversion in cash or shares of eGlobe common stock, at the option of the Company. The premium of $643,000 will be amortized as a reduction in preferred dividends over the one year period from the issuance date. The Series M Preferred is convertible, at the option of the holder, one year after the issue date at a conversion price of $2.385. Each share of Series M Preferred shall automatically be converted into shares of common stock, based on the then-effective conversion rate, on the earliest to occur of (i) the first date as of which the last reported sales price of the common stock is $5.00 or more for any 10 consecutive trading days during any period in which the Series M Preferred is outstanding, (ii) the date that is seven years after the issue date, or (iii) the date upon which the Company closes a public offering of equity securities of the Company at a price of at least $4.00 per share and with gross proceeds of at least $20.0 million.

The acquisition has been accounted for using the purchase method of accounting. The September 30, 1999 historical unaudited interim financial statements of the Company reflect the preliminary allocation of the purchase price. This initial preliminary purchase price allocation is
                                                                    eGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

based on preliminary appraisals and resulted in acquired goodwill of $0.4 million and acquired intangibles of $4.6 million relating to a customer base, licenses and operating agreements, a business sales agreement, and an assembled workforce. The goodwill is being amortized on a straight-line basis over seven years and the acquired intangibles are being amortized on a straight-line basis over the estimated useful lives of three years. The Company will determine the final purchase price allocation based on completion of management's review and final appraisals of iGlobe's assets.

The acquisition has been recorded using the purchase method of accounting and the components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:



Components of Purchase Price:

    Series M Preferred Stock ($9.0 million face value and $643,000 premium)                    $9,643,000
    Direct acquisition costs                                                                      300,000
                                                                                               ----------
       Total purchase price                                                                     9,943,000



Allocation of purchase price:

    Deposits                                                                                     (900,000)
    Property and equipment                                                                     (5,577,000)
    Intangibles                                                                                (2,640,000)
    Investment in Joint Venture                                                                (1,950,000)
    Goodwill                                                                                     (376,000)
    Current liabilities                                                                           107,000
    Notes Payable                                                                               1,393,000
                                                                                               ----------
Total
                                                                                               $       --
                                                                                               ==========



                                                                    eGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           TWELVE MONTHS ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


                                            eGLOBE                                                                       ORS
                                        TWELVE MONTHS           IDX            TELEKEY             CONNECTSOFT      TWELVE MONTHS
                                        ENDED 12/31/98     ELEVEN MONTHS    TWELVE MONTHS         TWELVE MONTHS     ENDED 12/31/98
                                         (NOTE A) (1)      ENDED 11/30/98    ENDED 12/31/98       ENDED 12/31/98      (NOTE A)(1)
                                        --------------------------------------------------------------------------------------------

REVENUE                                    $30,030,000        $2,795,000       $4,705,000           $288,000        $ 5,094,000
------------------------------------------------------------------------------------------------------------------------------------
COST OF REVENUE                             16,806,000         3,176,000        1,294,000            248,000          3,657,000
------------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                         13,224,000          (381,000)       3,411,000             40,000          1,437,000
------------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and administrative    18,070,000         3,011,000        2,811,000          2,473,000            834,000
     Research and development                       --                --               --          2,057,000                 --
     Depreciation and amortization           3,070,000           510,000          192,000            231,000            302,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                    21,140,000         3,521,000        3,003,000          4,761,000          1,136,000
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS               (7,916,000)       (3,902,000)         408,000         (4,721,000)           301,000
------------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
    Other income (expense)                  (1,981,000)          358,000          (61,000)          (377,000)           227,000
    Proxy related litigation expense        (3,647,000)               --               --                 --                 --
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                (5,628,000)          358,000          (61,000)          (377,000)           227,000
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY
INTERESTS AND TAXES ON INCOME              (13,544,000)       (3,544,000)         347,000         (5,098,000)           528,000

MINORITY INTERESTS IN (INCOME) LOSS OF
     SUBSIDIARIES                                   --                --          (59,000)                --                 --

INCOME TAX EXPENSE                           1,500,000                --               --                 --                 --
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                          (15,044,000)       (3,544,000)         288,000         (5,098,000)           528,000

PREFERRED STOCK DIVIDENDS                           --                --               --                 --                 --
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) ATTRIBUTABLE TO
     COMMON STOCK                         $(15,044,000)      $(3,544,000)        $288,000        $(5,098,000)         $ 528,000
------------------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE  (NOTES A, (10)
AND (11))
    Basic and diluted                       $    (0.85)               --               --                 --                 --
------------------------------------------------------------------------------------------------------------------------------------


See notes to the unaudited pro forma condensed consolidated financial statements
                                                                    eGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                                     (CONTINUED)
--------------------------------------------------------------------------------


                                                  iGLOBE
                                               TWELVE MONTHS           ADJUSTMENTS                    PRO FORMA
                                               ENDED 12/31/98           (NOTE A)
                                               -------------------------------------------------------------------

REVENUE                                          $2,703,000            $ (121,000)       (2)       $ 45,494,000

COST OF REVENUE                                   2,079,000               (65,000)       (3)         27,195,000
------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                 624,000               (56,000)                   18,299,000
------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
     Selling, general and administrative            780,000               230,000        (4)         28,209,000
     Research and development                            --                    --                     2,057,000
     Depreciation and amortization                  862,000             8,302,000        (5)         13,469,000
------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                          1,642,000             8,532,000                    43,735,000
------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                    (1,018,000)           (8,588,000)                  (25,436,000)
------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
    Other income (expense)                               --              (749,000)       (6)         (2,583,000)
    Proxy related litigation expense                     --                    --                    (3,647,000)

------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                             --              (749,000)                   (6,230,000)
------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY                    (1,018,000)           (9,337,000)                  (31,666,000)
INTERESTS AND TAXES ON INCOME

MINORITY INTERESTS IN (INCOME) LOSS OF                    --
     SUBSIDIARIES                                                          95,000        (7)             36,000

INCOME TAX EXPENSE                                        --               21,000        (8)          1,521,000
------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                (1,018,000)           (9,263,000)                  (33,151,000)

PREFERRED STOCK DIVIDENDS                                --             7,719,000        (9)          7,719,000
-----------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO
    COMMON STOCK                               $ (1,018,000)        $ (16,982,000)                $ (40,870,000)
------------------------------------------------------------------------------------------------------------------

NET LOSS PER SHARE  (NOTES A, (10)
AND (11))
    Basic and diluted                                    --                    --                 $       (2.28)
------------------------------------------------------------------------------------------------------------------



See notes to the unaudited pro forma condensed consolidated financial statements
                                                                    eGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                            NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

                                                      eGLOBE            TELEKEY         CONNECTSOFT           ORS
                                                    NINE MONTHS      ONE MONTH ENDED    FIVE MONTHS      EIGHT MONTHS
                                                   ENDED 9/30/99         1/31/99        ENDED 5/31/99     ENDED 8/31/99
                                                   --------------------------------------------------------------------

REVENUE                                             $28,136,000         $ 190,000          $73,000       $ 4,055,000

COST OF REVENUE                                      27,442,000            59,000           65,000         3,746,000
-----------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                            694,000           131,000            8,000           309,000
-----------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and administrative             18,393,000           141,000          436,000           253,000
     Research and development                                --                --        1,092,000                --
     Depreciation and amortization                    7,846,000            16,000          129,000           160,000
-----------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                             26,239,000           157,000        1,657,000           413,000
-----------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                (25,545,000)          (26,000)      (1,649,000)         (104,000)

OTHER INCOME (EXPENSE)                               (5,814,000)           (6,000)        (162,000)           (4,000)
-----------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY INTEREST              (31,359,000)          (32,000)      (1,811,000)         (108,000)

MINORITY INTEREST IN LOSS
     OF SUBSIDIARY                                           --                --               --                --
-----------------------------------------------------------------------------------------------------------------------
NET LOSS                                            (31,359,000)          (32,000)      (1,811,000)         (108,000)

PREFERRED STOCK DIVIDENDS                            10,783,000                --               --                --
-----------------------------------------------------------------------------------------------------------------------
NET  LOSS ATTRIBUTABLE TO COMMON
    STOCK                                          $(42,142,000)         $(32,000)     $(1,811,000)       $ (108,000)
-----------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE (NOTE B(19))
    Basic and diluted                                    $(2.18)               --               --               --
-----------------------------------------------------------------------------------------------------------------------



See notes to the unaudited pro forma condensed consolidated financial statements
                                                                    eGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                            NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                                     (CONTINUED)
--------------------------------------------------------------------------------

                                                     iGLOBE
                                                   SEVEN MONTHS            ADJUSTMENTS                            PRO FORMA
                                                   ENDED 7/31/99             (NOTE B)
------------------------------------------------------------------------------------------------------------------------------

REVENUE                                              $ 5,067,000             $(214,000)     (12)                  $37,307,000

COST OF REVENUE                                        5,220,000              (214,000)     (13)                   36,318,000
-------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT  (LOSS)                                    (153,000)                   --                               989,000
-------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and administrative               4,794,000               148,000      (14)                   24,165,000
     Research and development                                 --                    --                              1,092,000
     Depreciation and amortization                     1,411,000             1,793,000      (15)                   11,355,000
-------------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                               6,205,000             1,941,000                             36,612,000
-------------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                  (6,358,000)           (1,941,000)                           (35,623,000)

OTHER INCOME (EXPENSE)                                  (182,000)              190,000      (16)                   (5,978,000)
-------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST                (6,540,000)           (1,751,000)                           (41,601,000)
MINORITY INTEREST IN
     LOSS OF SUBSIDIARY                                       --                38,000      (17)                       38,000
-------------------------------------------------------------------------------------------------------------------------------

NET LOSS                                              (6,540,000)           (1,713,000)                           (41,563,000)

PREFERRED STOCK DIVIDENDS                                     --            (4,455,000)     (18)                    6,328,000
-------------------------------------------------------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO
     COMMON STOCK                                   $ (6,540,000)            $2,742,000                          $(47,891,000)
-------------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE (NOTE B(19))
    Basic and diluted                                         --                     --                                $(2.47)
-------------------------------------------------------------------------------------------------------------------------------


See notes to the unaudited pro forma condensed consolidated financial statements
                                                                    eGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
                  THE TWELVE MONTHS ENDED DECEMBER 31, 1998

(1) Effective with the period ended December 31, 1998, the Company changed from a March 31 to a December 31 fiscal year end. As a result, the following table is required to reflect twelve months of operations.



                                                           NINE MONTHS              THREE MONTHS                 TWELVE MONTHS
                                                           ENDED 12/31/98            ENDED 3/31/98               ENDED 12/31/98
                                                          ---------------------------------------------------------------------

Revenue                                                     $ 22,491,000               $7,539,000                $ 30,030,000

Cost of revenue                                               12,619,000                4,187,000                  16,806,000
-------------------------------------------------------------------------------------------------------------------------------

Gross profit                                                   9,872,000                3,352,000                  13,224,000

Costs and expenses:
   Selling, general and administrative                        13,555,000                4,515,000                  18,070,000
   Depreciation and amortization                               2,256,000                  814,000                   3,070,000
-------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                      15,811,000                5,329,000                  21,140,000
-------------------------------------------------------------------------------------------------------------------------------
Loss from operations                                         (5,939,000)              (1,977,000)                 (7,916,000)
-------------------------------------------------------------------------------------------------------------------------------
Other income (expenses):
   Other expense                                             (1,031,000)                (950,000)                 (1,981,000)
   Proxy related litigation expense                            (120,000)              (3,527,000)                 (3,647,000)
-------------------------------------------------------------------------------------------------------------------------------
Total other expenses                                         (1,151,000)              (4,477,000)                 (5,628,000)
-------------------------------------------------------------------------------------------------------------------------------
Loss before taxes on income                                  (7,090,000)              (6,454,000)                (13,544,000)


Income tax expense                                                   --                1,500,000                   1,500,000
-------------------------------------------------------------------------------------------------------------------------------
      Net loss                                             $ (7,090,000)            $ (7,954,000)               $(15,044,000)
-------------------------------------------------------------------------------------------------------------------------------



UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

ORS' statement of operations for the year ended December 31, 1998 consists of the statement of operations for the period June 1, 1998 (date of inception) through December 31, 1998 plus the revenue and costs associated with the ORS line of business for the period January 1, 1998 through May 31, 1998 to reflect the period when ORS was part of Oasis.

                                                                    eGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
             THE TWELVE MONTHS ENDED DECEMBER 31, 1998 (CONT)

The following pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations are as if the acquisitions had been completed at the beginning of the periods presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. IDX was acquired on December 2, 1998; therefore, the results of operations of IDX for the month of December 1998 are included in the historical results of the Company for the twelve months ended December 31, 1998.

(2) Adjustments to revenue:
        Elimination of IDX billings to the Company                                                            $      (41,000)
        Adjustment to revenue to give effect to IDX's  purchase of a subsidiary  in April, 1998 and its sale of another subsidiary in November, 1998 as if  the purchase and
             sale had been completed at the beginning of  the period presented                                       (80,000)
                                                                                                              --------------
                                                                                                              $     (121,000)
                                                                                                              ==============

(3)     Adjustments to cost of revenue:
             Elimination of IDX billings to the Company                                                       $      (41,000)
             Adjustment  to cost of  revenue  to give  effect to IDX's purchase of a subsidiary in April, 1998 and its sale of another subsidiary in November,  1998
             as if the purchase and sale had been completed at the beginning of the period presented                 (24,000)
                                                                                                              --------------
                                                                                                              $      (65,000)
                                                                                                              ==============

(4)     Adjustments  to  selling,   general  and  administrative   expenses:
             Adjustment for the incremental increase in IDX and Telekey management compensation               $       78,000
             Adjustment for incremental increase in Connectsoft management compensation                              173,000
             Adjustment for deferred compensation  related to Telekey purchase                                       232,000
             Adjustment to give effect to IDX's purchase of a subsidiary in April, 1998 and its sale of
               another subsidiary in November, 1998 as if the purchase and sale had been                            (423,000)
               completed at the beginning of the period presented
             Adjustment for various general and administrative services provided by Oasis to ORS                     170,000
               not reflected in ORS' statement of operations
                                                                                                              --------------

                                                                                                              $      230,000
                                                                                                              ==============

(5) Adjustments to depreciation and amortization expenses:
            Amortization for eleven months of identifiable intangibles acquired in the IDX purchase
               which was effective December 2, 1998 (1-4 year straight-line amortization)                     $    2,640,000
            Amortization  for  eleven  months of  original  cost in excess of net assets acquired for the IDX purchase which was effective December 2, 1998
               (7 year straight-line amortization)                                                                   778,000
            Amortization of costs in excess of net assets related to stockholder approval in June 1999
               of increase in conversion feature for the IDX purchase (7 year straight-line amortization)            165,000
            Amortization of identifiable intangibles acquired in the UCI purchase which was effective
               December 31, 1998 (2 year straight-line amortization)                                                 327,000
            Amortization of costs in excess of net assets acquired for in the UCI purchase which
               was effective December 31, 1998 (7 year straight-line amortization)                                    68,000
            Amortization of identifiable intangibles acquired in the Telekey purchase, (3-7 year
               straight line amortization)                                                                           570,000
            Amortization of costs in excess of net assets acquired for the Telekey
               purchase (7  year straight-line amortization)                                                         300,000
            Amortization of intangibles acquired in the Connectsoft purchase (3-5 year
               straight-line amortization)                                                                         1,870,000
            Amortization of costs in excess of net assets acquired in the Connectsoft
               purchase (7 year straight-line amortization)                                                          142,000
            Amortization of identifiable intangibles acquired in the ORS purchase (3-5 year
               straight-line amortization)                                                                           508,000
            Amortization identifiable intangibles acquired in the iGlobe purchase (3 year
               straight-line amortization)                                                                           880,000
            Amortization of costs in excess of net assets acquired in the iGlobe purchase (7
               year straight-line amortization)                                                                       54,000
                                                                                                              --------------
                                                                                                              $    8,302,000
                                                                                                              ==============

                                                                    eGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE A.  UNAUDITED  PRO FORMA  CONDENSED  CONSOLIDATED  STATEMENT OF  OPERATIONS
         (CON'T)

(6) Adjustment to other income (expenses):
      Adjustment to give  effect  to IDX's  purchase  of a  subsidiary  in
        April,  1998 and its sale of another  subsidiary  in November,
        1998 as if the purchase and sale had been completed at the beginning of the period
        presented                                                                                                   $      (411,000)
    Interest on $0.5 million UCI note @8% originally due 6/99                                                               (20,000)
    Interest on $0.5 million UCI note @8% due 5/2000                                                                        (40,000)
    Interest  on  $1.0  million  IDX  note  @7.75%  due  2/99                                                               (19,000)
    Additional interest recorded for value of 50,000 warrants issued in
        connection with the UCI purchase                                                                                    (43,000)
    Interest on $0.5 million note payable to seller of Connectsoft                                                          (40,000)
    Interest on $0.451 million Oasis note @ 8% due in six quarterly installments                                            (26,000)
    Less other income related to guaranteed reimbursement by Oasis' parent to ORS                                          (181,000)
                                                                                                                      -------------
                                                                                                                           (780,000)
    Less interest expense recorded by the Company in the historical
         results of operations for the twelve months ended December 31, 1998                                                 31,000
                                                                                                                      -------------
                                                                                                                      $    (749,000)
                                                                                                                      =============
(7) Adjustments to minority interests in (income) loss of subsidiaries:
         To reverse the minority interest in income of Telekey, because in connection with the acquisition of Telekey by the Company, the 20% minority interest in
         Telekey, L.L.C. was acquired by Telekey.                                                                     $      59,000

         To record 10% minority interest in LLC's (income) loss owned by Oasis.                                              36,000
                                                                                                                      -------------
                                                                                                                      $      95,000
                                                                                                                      -------------
(8) To reflect state income taxes (Telekey was previously an S-corporation) at 6% as
         Georgia does not allow for a consolidated filing.  The Telekey federal taxable
         income can be offset with the Company's  current period losses.                                              $      21,000
                                                                                                                      =============


              No tax provision has been reflected for IDX or Connectsoft as these companies had book and tax net losses. No tax provision has been reflected for ORS as the federal and state taxable income of ORS can be offset with the Company's current period losses.

                                                                    eGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
        (CON'T)

(9) To reflect the preferred stock dividends associated with these transactions:

         Annual dividend on Series K Preferred Stock                                                                   $    150,000
         Annual dividend on Series I Preferred                                                                              320,000
         Dividend to IDX stockholders  related to renegotiation of purchase agreement                                     6,092,000
         Annual dividend on Series M Preferred Stock, net of premium amortization of $643,000                             1,157,000

                                                                                                                       -------------

                                                                                                                       $  7,719,000
                                                                                                                       =============

(10) Adjustment to the basic weighted average number of shares outstanding of 17,736,654 as if the acquisitions and IDX renegotiation had been completed at the beginning of the period presented:

        Issuance of common stock in payment of $0.4 million IDX note                                                        141,000
        Issuance of common stock in UCI purchase                                                                             63,000
                                                                                                                            -------
                                                                                                                            204,000
                                                                                                                            =======

(11) Convertible preferred stock and convertible notes were not included in diluted earnings (loss) per share due to the Company recording a loss for the period presented. The following table reflects the shares of common stock that would have been issuable upon conversion:

            Series H Preferred Stock                                                                                      3,750,000
            Series I Preferred Stock, including payment of accrued dividend                                               1,440,000
            Convertible $1.0 million IDX note payable, including interest (Converted in 1999)                               474,000
            Series F Preferred Stock                                                                                      1,515,000
            Series K Preferred Stock                                                                                      1,923,000
            Series M Preferred Stock                                                                                      3,774,000
                                                                                                                         ----------
                                                                                                                         12,876,000
                                                                                                                         ==========

                                                                    eGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR
        THE NINE MONTHS ENDED SEPTEMBER 30, 1999

(12)  Adjustment to revenue:
              Elimination of iGlobe billings to the Company                                                               $(214,000)
                                                                                                                          =========

(13)  Adjustment to cost of revenue:
              Elimination of iGlobe billing to the Company                                                                $(214,000)
                                                                                                                          =========





(14) Adjustment to selling, general and administrative expenses:                                                             72,000
      Adjustment for the incremental increase in Connectsoft management
           compensation                                                                                                      76,000
      Adjustment for various general and administrative services provided by                                              ---------
           Oasis to ORS not reflected in statement of operations.                                                         $ 148,000
                                                                                                                          =========


      (15) Adjustments to depreciation and amortization expenses:
                     One month  of  amortization  of  identifiable   intangibles
                         acquired   in   the   Telekey    purchase   (3-7   year
                         straight-line amortization)                                                                     $   47,000
                     One month of  amortization of costs in excess of net assets acquired  for Telekey  purchase  (7 year  straight-line
                         amortization)                                                                                       25,000
                     Five months of  amortization  of  identifiable  intangibles
                          acquired  in  the   Connectsoft   purchase  (3-5  year
                          straight-line amortization)                                                                        779,000
                     Five months of amortization of costs in excess of net assets acquired for Connectsoft purchase (7 year straight-line
                         amortization)                                                                                       59,000
                     Seven months of amortization  of  identifiable  intangibles acquired  for iGlobe  purchase (3 year  straight-line
                           amortization)                                                                                    513,000
                     Seven months  of  amortization  of costs in  excess  of net
                           assets   acquired   for  iGlobe   purchase   (7  year
                           straight-line amortization)                                                                       31,000
                     Eight months of amortization of identifiable intangibles acquired in the
                           ORS purchase (3-5 year straight-line amortization)                                               339,000
                                                                                                                         ----------
                                                                                                                         $1,793,000
                                                                                                                         ==========


      (16) Adjustment to other income (expenses):
                    Interest on $0.5 million note payable to seller of Connectsoft                                       $  (30,000)
                    Interest on $0.451 million Oasis note                                                                    (9,000)
                    Reverse interest recorded on $4.0 million IDX notes
                         subsequently exchanged for Series I Preferred Stock                                                182,000
                    Reverse interest recorded on $0.418 million IDX note paid by
                         issuance of common stock                                                                            14,000
                    Reverse interest recorded on $0.5 million UCI note originally due June
                         1999  as  reflected  in the  December  31,  1998  pro  forma
                         adjustments                                                                                         20,000
                    Reverse interest recorded on $1.0 million IDX note due February 1999
                         as reflected in the December 31, 1998 pro forma adjustments                                         13,000
                                                                                                                         ----------
                                                                                                                            190,000
                                                                                                                         ==========


                                                                    eGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR
        THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (CON'T.)


      (17) Adjustment to record 10% minority interest in LLC's loss owned by Oasis                                       $   38,000
                                                                                                                         ==========
      (18) Adjustment to preferred stock dividends:

                 Eight months  dividend on 5% Series K Preferred  (exchanged for                                         $  100,000
                     6% Series G Preferred Stock issued in Connectsoft acquisition)
                 Accrued dividend on Series I Preferred Stock                                                               187,000
                 Nine months dividend on 20% Series M                                                                     1,350,000
                 Less dividend to IDX stockholders related to the renegotiation of the purchase agreement                (6,092,000)
                                                                                                                        -----------
                                                                                                                        $(4,455,000)
                                                                                                                        ===========

        (19) There were no adjustments to the basic weighted average number of shares outstanding of 19,374,944. Convertible preferred stock was not included in diluted earnings (loss) per share due to the Company recording a loss for the period presented.
                  The following table reflects the shares of common stock that would have been issuable upon conversion:

                               Series H Preferred Stock                                                                   3,750,000
                               Series I Preferred Stock, including payment of accrued dividends                           1,521,000
                               Series F Preferred Stock                                                                   1,515,000
                               Series K Preferred Stock                                                                   1,923,000
                               Series M Preferred Stock                                                                   3,774,000
                                                                                                                         ----------
                                                                                                                         12,483,000
                                                                                                                         ==========

                                                                    eGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C. CONTINGENCIES

                    The following adjustments to the pro forma basic net loss per share are to reflect the following: (1) the issuance of additional shares of Series F Preferred Stock and IDX warrants which would have occurred if Telekey and IDX, respectively, had met their earn-out formulas at the beginning of the period presented; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision; (3) the estimated additional compensation expense related to the Telekey and IDX stockholders' grant of shares under the original agreements, including shares issuable under the original IDX warrant; (4) the assumption that the Company's common stock met the guaranteed trading price of $6.00 per share for IDX related shares, $8.00 per share for UCI related shares and $4.00 per share for the Telekey related shares and (5) the assumption that ORS met its earn-out formulas and Oasis exchanged its ownership in the LLC for the Company's common stock and warrants at the beginning of the period presented. The increase in goodwill amortization expense is the result of the additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization. It is assumed that the warrants related to the IDX and ORS earn-outs are exercised at the beginning of the period presented.

                    In addition, if the Company's common stock does not trade at the guaranteed trading prices for UCI related shares and Telekey related shares and, subject to UCI and Telekey meeting their earn-out objectives, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change. If the Company's common stock does not trade at the guaranteed trading price of $6.00 for IDX related shares and upon conversion of Series H Preferred Stock, the Company may record an additional dividend of up to $9.0 million if more than 3,750,000 shares of common stock are issued.

                    The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been made as of such date.

                                                                    eGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                NINE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                                SEPTEMBER 30, 1999           DECEMBER 31, 1998
                                                                                ------------------           -----------------
         PRO FORMA BASIC AND DILUTED LOSS PER SHARE:

         NUMERATOR

               Pro forma net loss attributable to common stock                      $(47,891,000)                 $(40,870,000)
               Increase in goodwill amortization expense for
                   earn-out formulas (7 year straight-line
      `            amortization)                                                      (2,573,000)                   (3,431,000)
               Estimated compensation adjustment related to
                   stock and warrants granted to IDX
                   employees by IDX stockholders after  the
                   Company's purchase of IDX.                                             537,000                   (2,460,000)
               Estimated compensation adjustment related to
                   stock granted to Telekey employees by
                   Telekey stockholders after the Company's
                   purchase of Telekey .                                                  574,000                     (728,000)
               Reversal of minority interest in (income) loss of ORS
                   due to Oasis's exchange of its interest in the LLC                     (38,000)                     (36,000)
                                                                                     ------------                -------------

               Adjusted pro forma net loss                                           $(49,391,000)               $ (47,525,000)
                                                                                     ============                =============
         DENOMINATOR

               Pro forma weighted average shares outstanding                           19,374,944                   17,940,654
               Number of shares of common stock issuable
                   under earn-out formulas:
                      UCI (contingent earn-out stock)                                      62,500                       62,500
                      IDX warrants                                                      1,250,000                    1,250,000
               Number shares of common stock issuable to
                   Oasis for its ownership in LLC (assuming
                   exercise of warrants)                                                4,000,000                    4,000,000
                                                                                     ------------                -------------

                   Adjusted pro forma basic  weighted average
                        shares outstanding:                                            24,687,444                   23,253,154
                                                                                     ============                =============

         PER SHARE AMOUNTS

               Adjusted pro forma basic and diluted loss per share                        $ (2.00)                     $ (2.04)
                                                                                     ============                =============

                                                                    eGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    The diluted loss per share for the nine months ended September 30, 1999 and for the twelve months ended December 31, 1998 in the above table does not reflect 12,483,000 and 12,876,000 shares of common stock that would be issuable upon the conversion of the preferred stock as discussed in Note B (19) and Note A (11). As the Company reported losses in both periods, the effects of these transactions are anti-dilutive.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                          eGlobe, Inc.
                                          (Registrant)


Date:  December 28, 1999                  By         /s/ Anne Haas
                                             ----------------------------------
                                                       Anne Haas
                                                  Controller, Treasurer
                                              (Principal Accounting Officer)

              HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants                                      2

Combined Balance Sheet as of July 31, 1999                                              3

Combined Statement of Operations for
 the nine months ended July 31, 1999                                                    4

Combined Statement of Stockholder's and Affiliates' Equity
  for the nine months ended July 31, 1999                                               5

Combined Statement of Cash Flows for the nine months
   ended July 31, 1999                                                                  6

Notes to Combined Financial Statements                                                  7 - 13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Highpoint International Telecom, Inc. and affiliates
Mountain View, California

We have audited the accompanying combined balance sheet of Highpoint International Telecom, Inc. and affiliates and the related combined statements of operations, stockholder's and affiliates' equity and cash flows for the nine months ended July 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined balance sheet of Highpoint International Telecom, Inc. and affiliates as of July 31, 1999 and the results of their operations and their cash flows for the nine months ended July 31, 1999, in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that Highpoint International Telecom, Inc. and affiliates will continue as a going concern. As discussed in Note 1 to the combined financial statements, Highpoint International Telecom, Inc. and affiliates have suffered from recurring net losses and negative cash flow from operations which raise substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /s/ BDO Seidman, LLP

Denver, Colorado
December 16, 1999

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

COMBINED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                    JULY 31, 1999
                                                                    -------------
ASSETS

   Current assets

     Cash                                                        $        900,000
     Trade accounts receivable, net of allowance
       for doubtful accounts of $599,000                                  822,000
                                                                 ----------------
       Total current assets                                             1,722,000

   Long-term assets

     Property and equipment, net                                        5,482,000
     Deposits                                                             900,000
     Goodwill, net of accumulated
       amortization of $35,000                                            114,000
                                                                 ----------------
       Total long term assets                                           6,496,000
                                                                 ----------------
                                                                 $      8,218,000
                                                                 ================


LIABILITIES

   Current liabilities

     Accounts payable                                            $      1,640,000
     Accrued liabilities                                                  614,000
     Athena purchase obligation                                           799,000
     Current maturities of capital lease obligations                      715,000
                                                                 ----------------
       Total current liabilities                                        3,768,000

   Long term liabilities

     Capital lease obligations                                          1,071,000
                                                                 ----------------

Total liabilities                                                       4,839,000

Commitments and contingencies

STOCKHOLDERS' AND AFFILIATES' EQUITY
     Common stock, no par value, 100,000 shares
       authorized, 1,000 shares issued
       and outstanding                                                     10,000
     Accumulated deficit and net equity of affiliates                   3,369,000
                                                                 ----------------
         Total equity                                                   3,379,000
                                                                 ----------------
                                                                 $      8,218,000
                                                                 ================


             See accompanying notes to combined financial statements

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

COMBINED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------





                                                   NINE MONTHS
                                                      ENDED
                                                  JULY 31, 1999
                                                  -------------
Revenues                                            $5,823,000
Cost of revenues                                     5,768,000
                                                   -----------
Gross profit                                            55,000
                                                   -----------

Selling, general and
 administrative expenses                             4,924,000
Depreciation and amortization                        1,877,000
                                                   -----------
Total expenses                                       6,801,000
                                                   -----------
Operating loss                                      (6,746,000)

Interest expense                                      (251,000)
                                                   -----------
Net loss                                           $(6,997,000)
                                                   ===========



             See accompanying notes to combined financial statements

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

COMBINED STATEMENT OF STOCKHOLDER'S AND AFFILIATES' EQUITY
-------------------------------------------------------------------------------



NINE MONTHS ENDED JULY 31, 1999

                                        COMMON STOCK
                               -----------------------------                      CONTRIBUTIONS
                                  NUMBER OF                     ACCUMULATED       AND NET EQUITY
                                   SHARES           AMOUNT        DEFICIT          OF AFFILIATES          TOTAL
                                   ------           ------        -------          -------------          -----
Balance at November 1, 1998            1,000   $     10,000      $       --        $   3,473,000     $  3,483,000
Contributions from parent                 --             --              --            6,893,000         6,893,000
Net loss for the period                   --             --      (5,462,000)          (1,535,000)       (6,997,000)
                               --------------  -------------   ---------------   ---------------     -------------
Balance at July 31, 1999               1,000  $      10,000    $ (5,462,000)       $   8,831,000      $  3,379,000
                              ==============   ============   ================      ============       ===========


             See accompanying notes to combined financial statements

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------


                                                                      NINE MONTHS
                                                                         ENDED
                                                                     JULY 31, 1999
                                                                     -------------
Operating activities:
Net loss                                                           $    (6,997,000)
Adjustments to reconcile net loss to net
     cash used by operating activities:
       Bad debt expense                                                    277,000
       Depreciation and amortization                                     1,877,000
       Changes in operating assets and liabilities:
         Accounts receivable                                              (951,000)
         Accounts payable                                                1,383,000
         Accrued liabilities                                               423,000
                                                                  ----------------
       Net cash used by operating activities                            (3,988,000)
                                                                  -----------------
Investing activities:

     Purchase of property and equipment                                 (1,411,000)
     Deposits                                                              (35,000)
                                                                  -----------------
Net cash used by investing activities                                   (1,446,000)
                                                                  -----------------

Financing activities:

     Payments on capital lease obligations                                (559,000)
     Contributions from parent                                           6,893,000
                                                                  ----------------
Net cash provided by financing activities                                6,334,000
                                                                  ----------------
Net increase in cash                                                       900,000
Cash, beginning of period                                                       --
                                                                  ----------------
Cash, end of period                                               $        900,000
                                                                  ================

Supplemental Cash Flow Information:

Cash paid for interest                                            $        251,000
                                                                  ================

             See accompanying notes to combined financial statements

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.        DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

                    The accompanying financial statements include the assets and operations of Highpoint International Telecom, Inc. ("HIT") and certain assets and operations of Highpoint Carrier Services, Inc. ("HCS") and Vitacom Corporation ("VIT") (collectively, the "Company" or "Highpoint"). The three entities are majority owned subsidiaries of Highpoint Telecommunications, Inc. ("HGP"), a publicly traded company on the Canadian Venture Exchange. On October 14, 1999 substantially all of the operating assets of the Company were transferred to iGlobe, Inc. ("iGlobe"), a newly formed subsidiary of HGP. Effective August 1, 1999, eGlobe, Inc. ("eGlobe") assumed operational control of the Company and on October 14, 1999 eGlobe acquired all of the issued and outstanding common stock of iGlobe. The Company has created an infrastructure supplying Internet Protocol ("IP") services, particularly Voice over IP ("VoIP") throughout Latin America.

                    During the nine months ended July 31, 1999 the operations of
          HIT were maintained as a separate entity. The operations of HCS and VIT purchased by eGlobe were divisions within their respective corporations and include allocations of expenses which management believes represent a reasonable allocation of such expenses to present the divisions on a standalone basis. These allocations consist of salary and benefit expenses for operations personnel related to the Space Segment Satellite operations of VIT and the telecommunications business of HCS, depreciation expense, communications expenses and interest expense. The financial information presented does not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a standalone entity during the period presented and may not be indicative of future results. The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.

                    The combined financial statements include the accounts of HIT, HCS and VIT as described above. All material inter-company accounts and transactions have been eliminated.

          LIQUIDITY AND CAPITAL RESOURCES

                    Highpoint has been funded to date by HGP. The combined financial statements are presented as a standalone, going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Highpoint's ability to generate sufficient revenues and ultimately achieve profitable operations as a standalone entity is uncertain. Ultimately, Highpoint's ability to continue as a going concern is dependent on its ability to generate sufficient, profitable traffic on its network infrastructure and to obtain sufficient working capital, both of which are uncertain at this time. As such, there is substantial doubt about Highpoint's ability to continue as a going concern. The combined financial statements do not include any adjustments to reflect the possible future effects on July 31, 1999 related to the

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

          recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Highpoint to continue as a going concern.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          USE OF ESTIMATES

                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period presented. Actual results could differ from those estimates.

          GOODWILL

                    Goodwill is being amortized over a three year period using the straight line method. Total amortization expense for the nine months ended July 31, 1999 was $35,000.

          PROPERTY AND EQUIPMENT

                    Property and equipment is recorded at cost. The Company assesses the recoverability of its property and equipment to determine if an asset impairment has occurred using a cash flow model. No impairments have been recorded to date. Depreciation is computed over the estimated useful lives of three to five years using the straight-line method.

          DEPOSITS

                    The Company provides long-term cash deposits to certain vendors to secure contracts for telecommunications services.

          INCOME TAXES

                    The Company accounts for income taxes using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases of assets and liabilities.

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                    The Company has incurred net losses for financial reporting and tax purposes since inception. As a result of the transfer of the assets of the Company to iGlobe, net operating losses generated through August 1, 1999, the effective date that control of the Company was transferred to eGlobe, will remain with HGP.

          REVENUE RECOGNITION

                    Revenues from telecommunications services are recognized when the service is provided.


3.        ACQUISITION OF STOCK OF IGLOBE

                    As discussed in Note 1 to the combined financial statement, on October 14, 1999 eGlobe acquired all of the outstanding common stock of iGlobe. The purchase price consisted of preferred stock of eGlobe with a liquidation value of $9.0 million and assumed liabilities, primarily capital lease obligations of $1.5 million.

                    The Series M Preferred Stock carries an annual cumulative dividend of twenty percent, which will accrue and be paid annually or at conversion in cash or eGlobe common stock, at the option of eGlobe, and is convertible into common stock of eGlobe one year after the date of closing of October 14, 1999 at the conversion price of $2.385 or 3,772,003 shares of eGlobe common stock.

                    Additionally, HGP received a non-voting beneficial interest in a joint venture business currently known as IP Solutions, B.V. (The "Carried Interest"). The Carried Interest will be equal to twenty percent of the equity interest subscribed to or held by iGlobe in IP Solutions B.V. at October 14, 1999, subject to certain adjustments.

                    The purchase price, with the exception of the Carried Interest was paid in full at closing, however, the number of shares of Series M Preferred Stock equal to twenty five percent of the total value of the Preferred Stock will serve as collateral for a period of one year following the closing for the payment of any indemnifiable claim identified in the Stock Purchase Agreement.

                    The   acquisition   was  effected  under  a  Stock  Purchase
          Agreement, dated as of October 14, 1999 (the "Purchase Agreement") and related documents.

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

4.       PROPERTY AND EQUIPMENT

                  Property and equipment are comprised of the following:

                                                                JULY 31,1999
                                                                ------------

                  Transmission equipment                      $    6,617,000
                  Billing System                                   2,049,000
                  Leasehold Improvements                             415,000
                                                              --------------
                                                                   9,081,000
                  Accumulated depreciation                        (3,599,000)
                                                              --------------
                  Property and equipment, net                 $    5,482,000
                                                               =============



                    Total  depreciation  expense  was  $1,842,000  for the  nine months ended July 31, 1999. Transmission equipment with a cost of approximately $1,997,000 and related accumulated amortization of $632,000 has been pledged as collateral under capital lease obligations (Note 5).

5.        COMMITMENTS AND CONTINGENCIES

          OPERATING LEASES

                    The Company leases its facilities in Mountain View and Los Angeles, California and Denver, Colorado under the terms of operating leases. Future minimum lease payments under non-cancelable leases are as follows:

                  Years ending July 31,
                  ---------------------
                  2000                                       $  811,000
                  2001                                          720,000
                  2002                                           89,000
                  2003                                           80,000
                  2004                                           81,000
                  Thereafter                                    377,000
                                                                -------
                  Total                                      $2,158,000
                                                             ==========


HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                    In addition to the above, the leases generally contain requirements for the payment of property taxes, maintenance and insurance expenses. Total rent expense was $158,000, net of sublease payments for the nine months ended July 31, 1999.

                    The Company subleases certain office space at its Mountain View, California location under non-cancelable subleases. Future sublease payments due to the Company under said subleases are as follows:

                  Years ending July 31,
                  ---------------------
                  2000                                        $ 524,000
                  2001                                          433,000
                                                                -------
                  Total                                        $957,000
                                                               ========


CAPITAL LEASE OBLIGATIONS

                    The Company is committed under capital leases for certain transmission equipment. These leases are for terms ranging from 1.5 to 3 years, bear interest at the rate of 14% and are collateralized by the underlying equipment as defined in the lease. Future minimum lease payments are as follows:

                  Years ending July 31,
                  ---------------------
                  2000                                     $      916,000
                  2001                                            793,000
                  2002                                            386,000
                  2003                                             19,000
                                                           --------------
         Total annual lease payments                            2,114,000
         Amounts representing interest                           (328,000)
                                                           --------------
         Present value of future minimum
                  lease payments                                1,786,000
         Current portion                                         (715,000)
                                                           --------------
                                                            $  1,071,000
                                                           ==============


HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

          TELECOMMUNICATIONS LINES

          In the normal course of business, the Company enters into agreements for the use of satellite communications and telecommunications lines for telephone, network and internet connectivity for its customers. Future minimum payments under such agreements are as follows:

                  Years ending July 31,
                  ---------------------
                  2000                                        $2,671,000
                  2001                                         2,826,000
                  2002                                         1,454,000
                  ----                                         ---------
                  Total                                       $6,951,000
                                                              ==========


          LEGAL PROCEEDINGS

                    The Company is involved in certain legal proceedings that have arisen in the normal course of business. Based on the advice of legal counsel, management does not anticipate that these matters will have a material effect on the Company's financial position, results of operations or cash flows.

6.        EMPLOYEE SAVINGS PLAN

                    The Company has a voluntary savings plan pursuant to Section 401(k) of the Internal Revenue Code, whereby eligible participants may contribute a percentage of compensation subject to certain limitations. The Company matches employee contributions to the extent of 1% of the employees' contribution and has the option to make discretionary qualified contributions to the plan. No discretionary Company contributions were made for the nine months ended July 31, 1999.

7.        ACQUISITION OF ATHENA INTERNATIONAL, LLC

                    Effective November 1, 1998, HGP acquired certain assets of Athena International, LLC, via an asset purchase agreement by and among HGP and Advantage Capital Partners II Limited Partnership and affiliated entities. Consideration for the assets of $2,199,000 consisted of 140,144 shares of HGP common stock valued at $776,000, cash of $624,000 and $799,000 of purchase consideration due 60 days after the one year anniversary of the closing date. Additional

HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

          consideration of $200,000 became payable based on certain earn-out targets which were not achieved. Accordingly, the purchase price does not include the earn-out amount.

                    The acquisition has been accounted for using the purchase method of accounting. The assets purchased consisted of a telecommunications billing software system valued at $2,050,000, equipment under capital leases of $1,997,000 and related capital lease obligations of $1,997,000. Goodwill of $149,000 was recorded as a result of the purchase.

                    HGP assigned its rights and obligations acquired as a result of the Athena transaction to HIT.

8.        RELATED PARTY TRANSACTIONS

                    For the nine months ended July 31, 1999, VIT sold telecommunications services totaling $268,000 to Vitacom de Columbia Ltda, a wholly owned subsidiary of VIT. VIT purchased $400,000 of telecommunications services from Vitacom de Mexico SA de CV, another wholly owned subsidiary of VIT. HIT purchased telecommunications services totaling $160,000 from Vitacom de Mexico SA de CV, a sister company of HIT.

9.        YEAR 2000 ISSUE (UNAUDITED)

                    The Company could be adversely affected if its computer systems or the computer systems its suppliers or customers use do not properly process and calculate date related information and data from the period surrounding and including January 1, 2000. Additionally, this issue could impact non-computer system devices. The Company believes that its internal systems and its software are Year 2000 compliant. However, it cannot provide assurances as to the readiness of its suppliers or customers computer systems. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.